News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
February 1, 2019	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2018 results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today reported record net income of $46.6 million for the twelve months ended December 31, 2018 versus $29.1 million for the comparable period of 2017. Diluted net income per common share for the twelve months ended December 31, 2018 was $3.80 versus $2.38 for the comparable period of 2017. The increase in 2018 net income includes the recovery of a security previously written down for other-than temporary impairment which contributed $2.4 million pre-tax to interest income and $4.5 million pre-tax to other income. Return on assets for the twelve months ended December 31, 2018 was 1.57% compared to 0.98% for the twelve months ended December 31, 2017.

The Corporation also reported results for the fourth quarter of 2018. Net income increased to $11.1 million compared to $2.6 million for the same period of 2017. Diluted net income per common share increased to $0.90 from $0.21 for the comparable period of 2017 as 2017 results were impacted by the revaluation of the Corporation’s deferred tax assets resulting from the passage of the Tax Cuts and Jobs Act.

Average total loans for the fourth quarter of 2018 were $1.94 billion versus $1.87 billion for the comparable period in 2017, an increase of $65.9 million or 3.51%. Total loans outstanding were $1.95 billion as of December 31, 2018 compared to $1.91 billion as of December 31, 2017, a $47.2 million or 2.48% increase.

Average total deposits for the quarter ended December 31, 2018 were $2.45 billion versus $2.47 billion as of December 31, 2017. Total deposits were $2.44 billion as of December 31, 2018 compared to $2.46 billion as of December 31, 2017.

Net interest income for the fourth quarter of 2018 was $29.6 million compared to the $27.7 million reported for the same period of 2017. The net interest margin for the twelve months ended December 31, 2018 increased to 4.32% compared to 4.11% for the same period ending December 31, 2017.

The provision for loan losses for the three months ended December 31, 2018 was $1.5 million compared to $1.5 million for the fourth quarter of 2017. Net charge-offs were $1.3 million for the fourth quarter of 2018 compared to $1.4 million in the same period of 2017. The Corporation’s allowance for loan losses as of December 31, 2018 was $20.4 million compared to $19.9 million as of December 31, 2017. The allowance for loan losses as a percent of total loans was 1.05% as of December 31, 2018 compared to 1.04% as of December 31, 2017.

Nonperforming loans decreased 23.5% to $16.6 million as of December 31, 2018 versus $21.7 million as of December 31, 2017. The ratio of nonperforming loans to total loans and leases was 0.85% as of December 31, 2018 versus 1.14% as of December 31, 2017.

Non-interest income for the three months ended December 31, 2018 was $8.2 compared to $8.2 million for the period ending December 31, 2017. Non-interest income for the twelve months ending December 31, 2018 increased $2.3 million, or 6.31% to $38.2 million from $35.9 million for the same period of 2017.

Non-interest expense for the three months ended December 31, 2018 was $23.1 million compared to $21.8 million in 2017. The Corporation’s efficiency ratio was 59.49% for the quarter ending December 31, 2018 versus 58.05% for the same period in 2017. Non-interest expense for the twelve months ended December 31, 2018 was $91.3 million versus $88.7 million for the same period of 2017. The Corporation’s efficiency ratio for the twelve months ended December 31, 2018 was 57.49% versus 59.12% for same period 2017.

Book value per share was $36.06 at December 31, 2018 compared to $33.77 at December 31, 2017. Shareholders’ equity was $442.7 million compared to $413.6 million on December 31, 2017.

The company’s tangible common equity to tangible asset ratio was 13.69% at December 31, 2018, compared to 12.74% at December 31, 2017.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our record 2018 results. Our loan growth continues as has the growth in our net interest income. Asset quality remains strong.”

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
END OF PERIOD BALANCES
Assets	$3,008,718	$2,980,935	$3,000,668	$3,008,718	$3,000,668
Deposits	$2,436,727	$2,407,061	$2,458,653	$2,436,727	$2,458,653
Loans, including net deferred loan costs	$1,953,988	$1,941,780	$1,906,761	$1,953,988	$1,906,761
Allowance for Loan Losses	$20,436	$20,301	$19,909	$20,436	$19,909
Total Equity	$442,697	$427,774	$413,569	$442,697	$413,569
Tangible Common Equity (a)	$407,145	$392,109	$377,584	$407,145	$377,584

AVERAGE BALANCES
Total Assets	$2,976,724	$2,965,825	$3,006,198	$2,976,517	$2,984,547
Earning Assets	$2,795,260	$2,785,582	$2,797,194	$2,788,756	$2,779,728
Investments	$849,818	$857,624	$895,401	$862,475	$911,973
Loans	$1,940,651	$1,926,051	$1,874,766	$1,922,588	$1,855,092
Total Deposits	$2,448,301	$2,435,281	$2,473,385	$2,450,224	$2,442,137
Interest-Bearing Deposits	$2,017,901	$2,010,467	$2,039,993	$2,024,585	$2,003,903
Interest-Bearing Liabilities	$49,362	$49,808	$27,357	$47,046	$47,007
Total Equity	$435,134	$427,530	$442,418	$424,274	$435,266

INCOME STATEMENT DATA
Net Interest Income	$29,595	$28,827	$27,682	$116,579	$107,857
Net Interest Income Fully Tax Equivalent (b)	$30,591	$29,841	$29,316	$120,579	$114,175
Provision for Loan Losses	$1,470	$1,470	$1,474	$5,768	$5,295
Non-interest Income	$8,233	$8,909	$8,236	$38,206	$35,938
Non-interest Expense	$23,098	$22,297	$21,798	$91,289	$88,747
Net Income	$11,056	$11,313	$2,616	$46,583	$29,131

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.90	$0.92	$0.21	$3.80	$2.38
Cash Dividends Declared Per Common Share	$0.51	$—	$2.01	$1.02	$2.51
Book Value Per Common Share	$36.06	$34.91	$33.77	$36.06	$33.77
Tangible Book Value Per Common Share (c)	$32.58	$31.98	$30.83	$33.16	$30.83
Basic Weighted Average Common Shares Outstanding	12,265	12,255	12,234	12,256	12,225

(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75% for 2018 and 65% for prior years.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Return on average assets	1.49%	1.53%	0.35%	1.57%	0.98%
Return on average common shareholder's equity	9.93%	10.58%	2.37%	10.98%	6.69%
Efficiency ratio	59.49%	57.54%	58.05%	57.49%	59.12%
Average equity to average assets	14.96%	14.42%	14.72%	14.25%	14.58%
Net interest margin (a)	4.35%	4.29%	4.20%	4.32%	4.11%
Net charge-offs to average loans and leases	0.28%	0.26%	0.29%	0.27%	0.22%
Loan and lease loss reserve to loans and leases	1.05%	1.05%	1.04%	1.05%	1.04%
Loan and lease loss reserve to nonperforming loans	123.27%	125.35%	84.50%	123.27%	84.50%
Nonperforming loans to loans and leases	0.85%	0.83%	1.14%	0.85%	1.14%
Tier 1 leverage	14.59%	14.45%	13.31%	14.59%	13.31%
Risk-based capital - Tier 1	18.48%	18.36%	17.01%	18.48%	17.01%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Accruing loans and leases past due 30-89 days	$11,388	$8,413	$13,358	$11,388	$13,358
Accruing loans and leases past due 90 days or more	$798	$1,314	$1,403	$798	$1,403
Nonaccrual loans and leases	$10,974	$10,035	$13,245	$10,974	$13,245
Total troubled debt restructuring	$4,806	$4,847	$7,034	$4,806	$7,034
Other real estate owned	$603	$520	$1,880	$603	$1,880
Nonperforming loans and other real estate owned	$17,181	$16,716	$23,562	$17,181	$23,562
Total nonperforming assets	$20,439	$20,139	$38,167	$20,439	$38,167
Gross charge-offs	$2,139	$2,348	$2,434	$8,831	$8,762
Recoveries	$804	$1,108	$1,067	$3,590	$4,603
Net charge-offs/(recoveries)	$1,335	$1,240	$1,367	$5,241	$4,159

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and due from banks	$74,388	$74,107
Federal funds sold	—	—
Securities available-for-sale	784,916	814,931
Loans:
Commercial	1,166,352	1,139,490
Residential	443,670	436,143
Consumer	341,041	327,976
	1,951,063	1,903,609
(Less) plus:
Net deferred loan costs	2,925	3,152
Allowance for loan losses	(20,436)	(19,909)
	1,933,552	1,886,852
Restricted stock	10,390	10,379
Accrued interest receivable	13,970	12,913
Premises and equipment, net	46,554	48,272
Bank-owned life insurance	86,186	85,016
Goodwill	34,355	34,355
Other intangible assets	1,197	1,630
Other real estate owned	603	1,880
Other assets	22,607	30,333
TOTAL ASSETS	$3,008,718	$3,000,668

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$431,923	$425,001
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	42,284	43,178
Other interest-bearing deposits	1,962,520	1,990,474
	2,436,727	2,458,653
Short-term borrowings	69,656	57,686
FHLB advances	—	—
Other liabilities	59,638	70,760
TOTAL LIABILITIES	2,566,021	2,587,099

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,612,540 in 2018 and 14,595,320 in 2017
Outstanding shares-12,278,295 in 2018 and 12,246,464 in 2017	1,824	1,822
Additional paid-in capital	76,774	75,624
Retained earnings	456,712	420,275
Accumulated other comprehensive loss	(23,454)	(14,704)
Less: Treasury shares at cost-2,334,245 in 2018 and 2,348,856 in 2017	(69,159)	(69,448)
TOTAL SHAREHOLDERS’ EQUITY	442,697	413,569
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,008,718	$3,000,668

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Years Ended December 31,
	2018	2017	2016
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$100,541	$91,100	$86,128
Securities:
Taxable	16,942	14,325	14,506
Tax-exempt	7,455	7,391	7,269
Other	1,286	1,379	1,477
TOTAL INTEREST INCOME	126,224	114,195	109,380
INTEREST EXPENSE:
Deposits	9,032	6,011	4,159
Short-term borrowings	501	245	134
Other borrowings	112	82	114
TOTAL INTEREST EXPENSE	9,645	6,338	4,407
NET INTEREST INCOME	116,579	107,857	104,973
Provision for loan losses	5,768	5,295	3,300
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	110,811	102,562	101,673
NON-INTEREST INCOME:
Trust and financial services	5,286	5,001	5,208
Service charges and fees on deposit accounts	11,733	11,895	10,530
Other service charges and fees	13,012	12,499	12,307
Securities gains, net	2	59	34
Insurance commissions	144	74	2,346
Gain on sale of certain assets and liabilities of insurance brokerage operation	—	—	12,822
Gain on sales of mortgage loans	1,829	1,688	1,842
Other	6,200	4,722	1,842
TOTAL NON-INTEREST INCOME	38,206	35,938	46,931
NON-INTEREST EXPENSE:
Salaries and employee benefits	50,658	50,116	50,091
Occupancy expense	7,030	6,897	6,865
Equipment expense	6,827	7,186	7,300
FDIC Expense	929	915	1,300
Other	25,845	23,633	24,752
TOTAL NON-INTEREST EXPENSE	91,289	88,747	90,308
INCOME BEFORE INCOME TAXES	57,728	49,753	58,296
Provision for income taxes	11,145	20,622	19,883
NET INCOME	46,583	29,131	38,413
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(8,363)	3,335	(10,130)
Change in funded status of post retirement benefits, net of taxes	(387)	(3,875)	5,367
COMPREHENSIVE INCOME	$37,833	$28,591	$33,650
PER SHARE DATA
Basic and Diluted Earnings per Share	$3.80	$2.38	$3.12
Weighted average number of shares outstanding (in thousands)	12,256	12,225	12,317